Exhibit 99.1

Cascade Microtech Reports Second Quarter 2014 Results

Revenue of $33.5 million

Record Gross Margin of 50.8%

Income from Operations of $2.9 million

GAAP EPS of $0.11

Non-GAAP EPS of $0.13

BEAVERTON, Ore.—(MARKETWIRE) — August 6, 2014 —Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the second quarter ended June 30, 2014.

Financial summary

Results for the quarter ended June 30, 2014 were as follows:

•	Total revenue of $33.5 million, compared to $33.8 million for Q1 2014 and $30.3 million for Q2 2013.

–	Systems revenue of $21.8 million, an increase of $0.3 million, or 1.2%, over Q1 2014, and an increase of $2.0 million, or 10.0%, over Q2 2013.

–	Probes revenue of $11.6 million, a decrease of $0.6 million, or -5.1%, from record high Q1 2014, and an increase of $1.2 million, or 11.2%, over Q2 2013.

•	Gross margin of 50.8%, up from 48.1% in Q1 2014 and 47.1% in Q2 2013.

–	Q2 2014 represents record gross margin performance overall and for each segment.

–	Systems gross margin of 46.5%, up from 42.7% in Q1 2014 and 44.1% in Q2 2013.

–	Probes gross margin of 58.9%, up from 57.8% in Q1 2014 and 52.7% in Q2 2013.

•	Income from operations of $2.9 million, an increase of $0.3 million, or 12.5%, over Q1 2014, and an increase of $0.4 million, or 16.3%, over Q2 2013.

•	GAAP net income of $1.8 million, or $0.11 per diluted share, compared to $1.6 million, or $0.10 per diluted share, for Q1 2014, and $2.2 million, or $0.15 per diluted share, for Q2 2013.

–	Q2 2014 includes tax expense of $1.1 million, or $0.06 per diluted share, compared to $0.9 million, or $0.06 per diluted share, for Q1 2014, and $0.2 million, or $0.02 per diluted share, for Q2 2013.

•	Non-GAAP net income of $0.13 per diluted share, compared to $0.13 per diluted share for Q1 2014, and $0.17 per diluted share for Q2 2013.

•	Depreciation, amortization and stock-based compensation expenses totaled $2.4 million, compared to $2.1 million for Q1 2014 and $1.7 million for Q2 2013.

•	Adjusted EBITDAS of $5.1 million, compared to $4.7 million for Q1 2014 and $4.3 million for Q2 2013.

•	Total cash, restricted cash and investments of $30.3 million, an increase of $1.8 million over March 31, 2014.

–	Q2 2014 includes stock repurchases of $0.2 million.

•	Book-to-bill ratio of 0.89 to 1.

“We are very pleased with the continued improvement in both business segments as well as our financial results. In addition to setting record gross margins and validating the key first step to our Success Model, we strengthened our business through the introduction of our strategic partnership initiatives that we call MeasureOne. These initiatives expand our markets while leveraging our sales and service channel. Our leadership position with our customer base continues to be our major focus. This focus will manifest itself in increased investment in research and development to meet our customers request and road-maps. Based upon the engagement with our customers and a strong Q2 behind us, we are optimistic about the rest of 2014,” said Michael Burger, President and CEO.

Financial outlook

For the third quarter of 2014 we are projecting revenue in the range of $31.0 million to $34.0 million with diluted GAAP earnings per share in the range of $0.04 to $0.08, and non-GAAP earnings per share in the range of $0.07 to $0.11. Our guidance assumes a tax rate of 37%, consistent foreign currency rates and no significant one-time charges.

We will host a conference call beginning at 2:00 p.m. PDT (5:00 p.m. EDT) on Wednesday, August 6, 2014, to discuss our results for the quarter ended June 30, 2014.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com/investors. If you are interested in participating in the call, the live dial-in number is 866-953-6860, or international 617-399-3484, participant Passcode: 85034028. A replay will be available after 9:00 p.m. EDT at the same internet address. (For a telephone replay available after 9:00 p.m. EDT, dial: 888-286-8010, international: 617-801-6888, Passcode: 99609077).

Forward-Looking Statements

The statements in this release regarding performance to the Success Model, customer demand, investment in research and development, our optimism about the rest of 2014, and statements under “Financial Outlook” regarding projected revenue, GAAP earnings per share, and non-GAAP earnings per share, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts,” and “continue” or other derivations of these or other comparable terms are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange rates; our ability or delay in integrating acquired businesses; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures which are defined below and reconciled to GAAP financial measures in a table later in this release:

•	Non-GAAP net income is defined as GAAP net income before certain items (adjustments) such as restructuring, facility move and project costs, acquisition-related expenses, the amortization of intangibles and discrete tax items that we believe are either not representative of our ongoing operating performance or effect the comparability of results over time. Non-GAAP net income should not be construed as a substitute for net income as defined by GAAP. However, we regard non-GAAP net income as a complement to GAAP net income in assessing our financial performance over time and in the future.

•	Adjusted EBITDAS is defined as income from continuing operations before depreciation and amortization and stock-based compensation and certain other items (adjustments) such as restructuring, facility move and project costs, and acquisition-related expenses that we believe are not representative of our ongoing operating performance. Adjusted EBITDAS should not be construed as a substitute for net income from continuing operations or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDAS is not defined by GAAP. However, we regard adjusted EBITDAS as a complement to net income from continuing operations and other GAAP financial performance measures, by including an indirect measure of operating cash flow.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in precision contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe cards, advanced thermal subsystems and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information, visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,	Six Months Ended June 30,
	2014	2014	2013	2014	2013
Revenue	$33,452	$33,810	$30,307	$67,262	$57,778
Cost of sales	16,466	17,537	16,032	34,003	31,960

Gross profit	16,986	16,273	14,275	33,259	25,818

Operating expenses:
Research and development	3,428	3,241	2,694	6,669	5,150
Selling, general and administrative	10,630	10,430	9,064	21,060	17,110

	14,058	13,671	11,758	27,729	22,260

Income from operations	2,928	2,602	2,517	5,530	3,558

Other income (expense):
Interest income, net	7	2	2	9	22
Other, net	(56)	(69)	(112)	(125)	(356)

	(49)	(67)	(110)	(116)	(334)

Income before income taxes	2,879	2,535	2,407	5,414	3,224

Income tax expense (benefit)	1,051	943	221	1,994	291

Net income	$1,828	$1,592	$2,186	$3,420	$2,933

Net income per share:
Basic	$0.11	$0.10	$0.15	$0.21	$0.21
Diluted	$0.11	$0.10	$0.15	$0.20	$0.20

Shares used in computing net income per share:
Basic	16,255	16,242	14,342	16,249	14,283
Diluted	16,751	16,679	14,652	16,725	14,626

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$27,764	$17,172
Marketable securities	1,683	4,278
Restricted cash	825	1,082
Accounts receivable, net	21,912	26,520
Inventories	27,095	24,884
Deferred income taxes	2,273	2,268
Prepaid expenses and other	3,090	2,147

Total current assets	84,642	78,351

Fixed assets, net	6,796	6,403
Goodwill	14,361	14,471
Purchased intangible assets, net	15,364	16,937
Deferred income taxes	1,273	1,235
Other assets	1,039	1,114

	$123,475	$118,511

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,405	$7,229
Deferred revenue	2,183	2,555
Accrued liabilities	9,757	8,859

Total current liabilities	19,345	18,643

Deferred revenue	538	548
Other long-term liabilities	1,877	2,119

Total liabilities	21,760	21,310

Shareholders’ equity:
Common stock	109,263	108,070
Accumulated other comprehensive income (loss)	19	118
Accumulated deficit	(7,567)	(10,987)

Total shareholders’ equity	101,715	97,201

	$123,475	$118,511

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,	Six Months Ended June 30,
Non-GAAP Net Income	2014	2014	2013	2014	2013
GAAP net income	$1,828	$1,592	$2,186	$3,420	$2,933

Adjustments to net income:
Restructuring	249	—	112	249	112
Acquisition and acquisition related	(457)	—	—	(457)	—
Amortization of intangibles	780	785	234	1,565	470
Income tax effect of non-GAAP adjustments	(209)	(291)	(30)	(500)	(50)

Non-GAAP net income	$2,191	$2,086	$2,502	$4,277	$3,465

GAAP net income per diluted share	$0.11	$0.10	$0.15	$0.20	$0.20

Non-GAAP net income per diluted share	$0.13	$0.13	$0.17	$0.26	$0.24

Shares used in diluted share calculations	16,751	16,679	14,652	16,725	14,626

	Three Months Ending September 30, 2014
	Low Range Guidance	High Range Guidance
Forward-looking non-GAAP net income
GAAP net income	$700	$1,400
Adjustments:
Amortization of intangibles	780	780
Income tax effect of non-GAAP adjustments	(289)	(289)

Non-GAAP net income	$1,191	$1,891

GAAP net income per diluted share	$0.04	$0.08

Non-GAAP net income per diluted share	$0.07	$0.11

Shares used in diluted share calculations	16,800	16,800

	Three Months Ended
	June 30,	March 31,	June 30,	Six Months Ended June 30,
EBITDAS and Adjusted EBITDAS	2014	2014	2013	2014	2013
GAAP Income from operations	$2,928	$2,602	$2,517	$5,530	$3,558

Adjustments:
Depreciation	799	829	944	1,628	1,906
Amortization of intangibles	780	785	234	1,565	470
Stock-based compensation	821	449	537	1,270	872

EBITDAS	$5,328	$4,665	$4,232	$9,993	$6,806

Adjustments:
Restructuring	249	—	112	249	112
Acquisition and acquisition related	(457)	—	—	(457)	—

Adjusted EBITDAS	$5,120	$4,665	$4,344	$9,785	$6,918